Exhibit 5.01

Scott Wilensky
Executive Vice President and General Counsel

414 Nicollet Mall, 5th Floor
Minneapolis, Minnesota 55401
Phone: 612.330.5942
Fax: 612.215.4504

May 20, 2015

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Re:	7,000,000 Shares of Common Stock, par value $2.50 per share, and related rights to purchase Common Stock issued pursuant to the Xcel Energy Inc. 2015 Omnibus Incentive Plan (the “Plan”)

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of Xcel Energy Inc., a Minnesota corporation (the “Company”), and, as such, I and the attorneys that I supervise have acted as counsel for the Company in the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed issuance of the Company’s Common Stock (the “Shares”).

For purposes of this opinion letter, I, or attorneys that I supervise, have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation of the Company, the Restated By-Laws of the Company, the Registration Statement, certain resolutions of the Board of Directors of the Company authorizing the Registration Statement with respect to the Shares to be issued under the Plan and such other documents, records and instruments as have been deemed necessary or appropriate for the purposes of this opinion letter.

Based on the foregoing, I am of the opinion that (a) the Shares have been duly authorized by all requisite corporate action and (b) when and if issued in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. The opinions herein expressed are limited to the specific issues addressed and to the laws existing on the date hereof. By rendering this opinion letter, I do not undertake to advise you with respect to any other matter or any change in such laws or the interpretation thereof that may occur after the date hereof.

May 20, 2015

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Scott Wilensky
Scott Wilensky
Executive Vice President and General Counsel
Xcel Energy Inc.